UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Chase Manhattan Plaza, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2011, the Board of Directors of Assurant, Inc. (the “Company”) approved amendments to the Amended and Restated By-laws of the Company (the “By-laws”), effective immediately, to make certain technical and conforming changes and clarifications to Articles I and II of the By-laws (including deleting an obsolete reference to the Company’s first annual meeting of stockholders as a public company and clarifying the treatment of abstentions under the Company’s existing majority voting standard in uncontested elections of directors) and to add a new Article XI to the By-laws to include a forum selection provision for stockholder derivative lawsuits and certain other actions. Article XI further provides that any person acquiring any interest in the shares of capital stock of the Company is deemed to have notice of and to have consented to such forum selection provision.

The foregoing summary of amendments to the By-laws is qualified in its entirety by reference to the text of the By-laws, as amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 12, 2011. At the Annual Meeting, the Company’s stockholders (1) elected each of the nominees listed below to the Company’s Board of Directors to serve until the 2012 Annual Meeting of Stockholders or until their respective successors are elected and qualified, (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2011, (3) approved, by non-binding advisory vote, the 2010 compensation paid to the Company’s named executive officers and (4) selected, by non-binding advisory vote, an annual frequency for future non-binding advisory votes on compensation of the Company’s named executive officers.

The following is a summary of the votes cast, as well as the number of abstentions and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director.

Proposal 1: Election of Directors.

Nominees:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Elaine D. Rosen	79,420,980	1,950,944	12,915	3,103,583
Howard L. Carver	81,250,492	115,884	18,463	3,103,583
Juan N. Cento	79,249,999	2,120,913	13,927	3,103,583
Lawrence V. Jackson	79,591,762	1,726,637	66,440	3,103,583
David B. Kelso	81,200,241	165,478	19,120	3,103,583
Charles J. Koch	79,238,465	2,117,496	28,878	3,103,583
H. Carroll Mackin	80,423,123	936,751	24,965	3,103,583
Robert B. Pollock	81,256,788	113,114	14,937	3,103,583
John A.C. Swainson	78,013,080	3,312,042	59,717	3,103,583

Proposal 2: Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
83,427,063	1,043,097	18,262	0

Proposal 3: Non-binding Advisory Vote on the 2010 Compensation of the Company’s Named Executive Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
66,787,676	14,385,691	211,472	3,103,583

Proposal 4: Non-binding Advisory Vote Regarding the Frequency of Future Advisory Votes on Compensation of the Company’s Named Executive Officers.

Votes For One Year	Votes For Two Years	Votes For Three Years	Abstentions	Broker Non-Votes
69,466,086	50,616	11,799,901	68,236	3,103,583

Item 9.01.	Financial Statements and Exhibits.

Exhibit 3.1            Amended and Restated By-laws of the Company, effective as of May 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

By:	/S/ STEPHEN W. GAUSTER
Stephen W. Gauster
Senior Vice President, Chief Corporate Counsel and Assistant Secretary

Date: May 17, 2011